Exhibit 107

Calculation of Filing Fee Tables

Form S-8

Vor Biopharma Inc.

Table 1: Newly Registered and Carry Forward Securities ☐ Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the Amended and Restated 2021 Equity Incentive Plan	457(a)	1,548,807	12.29	19,034,838	0.0001381	2,628.71
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2021 Employee Stock Purchase Plan	457(a)	90,000	10.45	940,500	0.0001381	129.88
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$19,975,338		$2,758.59
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$2,758.59

Offering Notes

The amount registered represents shares of common stock of Vor Biopharma Inc. (the “Registrant”) that were added to the shares reserved for future issuance under the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “2021 EIP”) on January 1, 2026 pursuant to a provision contained in the 2021 EIP pursuant to which the number of shares reserved for issuance under the 2021 EIP will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to four percent (4%) of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding year; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2021 EIP by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock. The proposed maximum offering price per unit is estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as reported in the consolidated reporting system of The Nasdaq Global Select Market on March 24, 2026, which was $12.29.

The amount registered represents shares of the Registrant’s common stock that were added to the shares reserved for future issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) on January 1, 2026 pursuant to a provision contained in the 2021 ESPP pursuant to which the number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the preceding year and (ii) 90,000 shares of common stock; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares. Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2021 ESPP by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock. The proposed maximum aggregate offering price per unit is estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as reported in the consolidated reporting system of The Nasdaq Global Select Market on March 24, 2026, which was $12.29, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

Table 2: Fee Offset Claims and Sources ☑ Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rules 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A